UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

NOVA LIFESTYLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2018, Nova Lifestyle, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Mr. Jeffery Chuang, the Company’s Chief Financial Officer, to serve in such position for a one-year term, subject to renewal. Under the terms of the Agreement, Mr. Chuang will receive an annual salary of $50,000, and will be eligible for an annual cash bonus in the Board’s sole discretion.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference into this Item 5.02.

On August 24, 2018 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Board”) of Company approved an option grant to Jeffery Chuang to purchase 35,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), pursuant to the Company’s 2014 Omnibus Long-Term Incentive Plan (the “Option Grant”).  One half of the shares subject to the Option Grant vested immediately, and the remaining one-half of the shares subject to the Option Grant will vest on the six-month anniversary of the Grant Date.  The Option Grant has an exercise price of $1.85 per share, cashless exercise rights and a term of 5 years from the Grant Date.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Employment Agreement, dated August 22, 2018, between Nova LifeStyle, Inc. and Jeffery Chuang.

 # Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: August 28, 2018	By:	/s/ Thanh H. Lam
Thanh H. Lam
	Its:	Chairperson, President and Chief Executive Officer